Exhibit 3

ASSIGNMENT AND NOVATION AGREEMENT

THIS ASSIGNMENT AND NOVATION AGREEMENT (the “Agreement”) is made as of January 29, 2008, by and among End Point LLC, an Arizona limited liability company (“Assignor”), E-Wilson LLC, an Arizona limited liability company (“Assignee”), and each of the parties to the Transfer Agreement (as defined below) designated therein as a “Seller” (each, a “Counterparty” and collectively, the “Counterparties”).

BACKGROUND

A. Assignor and Counterparties have entered into that certain Securities Transfer Agreement, dated as of the date hereof (the “Transfer Agreement”), a copy of which is attached hereto as Schedule 1.

B. Assignor has agreed to assign the Transfer Agreement to Assignee on the term and conditions set forth herein.

C. Counterparties have agreed to consent to the assignment by Assignor to Assignee of all of Assignor’s right, title and interest in and to the Transfer Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

SECTION 1
ASSIGNMENT

1.1 Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of the right, title and interest of Assignor in and to the Transfer Agreement as at and from the Effective Time, to have and to hold the same unto Assignee absolutely. As used herein, the term “Effective Time” means immediately prior to the closing under the Transfer Agreement.

1.2 Consent to Assignment. Counterparty hereby consents to the assignment of the Transfer Agreement to Assignee in the manner set forth in this Agreement.

1.3 Assumption of Rights and Obligations. Assignee accepts the assignment set forth in Section 1.1 hereof and hereby agrees with Assignor that it shall be bound by and observe, perform and comply with all of the terms and provisions contained in the Transfer Agreement in replacement of Assignee and to take the full benefit of all rights and be subject to all of the obligations pertaining to Assignee under the Transfer Agreement to the same extent as if Assignee had been a party thereto in the place and stead of Assignor with effect from the Effective Time.

1.4 Release and Discharge. As and from the Effective Time, Counterparty hereby releases and discharges Assignor of and from the observance and performance of the covenants, agreements and obligations on the part of Assignor to be observed and performed under the Transfer Agreement.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

Assignee hereby represents and warrants to Assignor and the Counterparties the following:

2.1 Formation and Status of Assignee. Assignee is a limited liability company duly formed and validly existing under the laws of the State of Delaware.

2.2 Affirmation of Representations and Warranties. Each of the representations and warranties set forth in Sections 3.2 through 3.9 (inclusive) is true and correct with respect to Assignee as though it were originally named therein as “Purchaser”.

SECTION 3
CERTAIN COVENANTS; GENERAL PROVISIONS

3.1 Further Assurances. The parties hereto shall execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to fulfill their respective obligations under this Agreement and to effectively carry out the intent and meaning hereof.

3.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to principles of conflicts of law.

3.3 Entire Agreement; Amendment. This Agreement (together with the Transfer Agreement) represents the entire agreement among the parties with respect to the matters contemplated herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The Counterparties agree that any amendment, waiver, discharge or termination shall be binding upon and effective against all Counterparties if such amendment, waiver, discharge or termination is signed by the Counterparties selling a majority of the “Purchased Securities” pursuant to the Transfer Agreement.

3.4 Notices. Any notice, demand or request required or permitted to be given by the parties pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed to the parties at the following addresses or such other address as a party may request by notifying the other in writing:

If to Assignor or Assignee:	With a copy to:

c/o End Point LLC 1600 N Kolb Rd # 118 Tucson, AZ 85715 Attn: David Mackstaller	Feulner Dorris plc 310 South Williams Blvd. Tucson, Arizona 85711 Facsimile: (520) 624-7034 Attn: John W. Dorris, Esq.

If to any Counterparties:	With a copy to:

At the address set forth on Exhibit A	Glenn Kennedy General Counsel Absolute Capital Management Governors Square Suite 4-212 23 Lime Tree Bay Avenue P.O. Box 10630 Grand Cayman KY1-1006 Cayman Islands Facsimile: (345) 943-3636

3.5 Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement will create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents will be void; provided, however, that following the closing under the Transfer Agreement, Assignee may assign this Agreement and any or all rights or obligations hereunder to any person that is both (i) an affiliate of Assignor or its manager(s) and (ii) an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. For purposes of this Section 3.5, “Affiliate” means any person or entity directly or indirectly controlling, controlled by, or under common control with another person or entity, or as set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act, and “Control,” “controlled” and “controlling” means the power to direct or cause the direction of the management and policies of a person or entity and shall be deemed to exist if any person or entity directly or indirectly owns, controls, or holds the power to vote fifty percent (50%) or more of the voting securities of such other person or entity.

3.6 No Waiver. Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

3.7 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

ASSIGNOR:

END POINT LLC

By:
Name: David Mackstaller
Title: Manager

ASSIGNEE:

E-WILSON LLC

By: E-W Manager LLC,
Manager

By:
Name: David Mackstaller
Title: Manager

SELLERS:

ABSOLUTE RETURN EUROPE FUND LIMITED

By:
Name:
Title:

ABSOLUTE OCTANE MASTER FUND LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND NOVATION AGREEMENT]

ABSOLUTE EAST WEST MASTER FUND LIMITED

By:
Name:
Title:

ABSOLUTE GERMANY FUND LIMITED

By:
Name:
Title:

ABSOLUTE LARGE CAP MASTER FUND LIMITED

By:
Name:
Title:

ABSOLUTE EUROPEAN CATALYST FUND LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND NOVATION AGREEMENT]

SCHEDULE 1
SECURITIES TRANSFER AGREEMENT